UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 20, 2013
Date of Report (Date of earliest event reported)

DAYSTAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34052	84-1390053
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2280 Leckie Road, Suite B
Kelowna, B.C. V1X-6G6 Canada
(Address of Principal Executive Offices) (Postal Code)

(778) 484-5159
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01 NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

DayStar Technologies Inc. (the “Company”) received notice from The Nasdaq Stock Market on March 20, 2013, that the staff is of the view that on at least two (2) occasions over the past five (5) months, the Company has violated the shareholder approval requirements set forth in Listing Rule 5635(c). The notice states that these violations form an additional concern under Listing Rule 5101 and a separate and additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

The staff letter also raised “public interest” concerns regarding:

(i)	the Company’s lack of revenue to date, current and planned operating business;

(ii)

the magnitude of the share issuances following the Company’s reverse stock split on April 9, 2012, under which the Company’s number of total shares outstanding (“TSO”) rose from 1.56 million on May 11, 2012 to 4.3 million by January 7, 2013 and was expected to continue to grow;

(iii)

the lack of oversight by the Company’s prior Interim Chief Executive Officer with respect to the Company’s operations, especially given that, during his tenure as Chief Executive Officer, Mr. Lacey certified each of the Company’s periodic reports filed with the SEC as to their accuracy and completeness, as required by the Sarbanes- Oxley Act of 2002, taken together with the staff’s concerns regarding the Company’s current limited business activity, and the concern about shareholder approval violations;

(iv)

the Company’s ability to continue to comply with Nasdaq’s listing standards given that in its Form 10-Q for the period ended September 30, 2012, the Company reported stockholders’ equity of $2,663,519, since its inception, the Company has incurred losses, including a $3.8 million loss for the nine months ended September 30, 2012 and losses of $3.4 million and $28.1 million for the years ended December 31, 2011 and 2010, and that the Company’s CFO advised the staff that it expects to report stockholders’ equity below the minimum $2.5 million requirement for continued listing on The Nasdaq Capital Market, as prescribed in Listing Rule 5550(b)(1) when it files its Annual Report on Form 10-K for the year ended December 31, 2012;

(v)

the history of the Company’s non-compliance with the Listing Rules, having received notifications for failure to evidence compliance on thirteen (13) separate occasions, ten (10) of those occurring within the past three and a half years, including minimum bid price in September 2009 and April 2011; the periodic filing obligation in November 2012; minimum stockholders’ equity in November 2010; the shareholder approval rules with respect to equity compensation and private placements in November 2010; annual meeting of shareholders in January 2010 and January 2013; majority independent board of directors in November 2011; and audit committee composition in May 2010 and November 2011;

(vi)	whether 200,000 shares of restricted common stock issued to Brendan MacMillan should have required shareholder approval; and

(vii)

whether 185,717 shares issued to five employees as inducement compensation in November 2012, 1,034,001 shares issued to nine employees as inducement compensation in December 2012 and 239,000 shares issued to three individuals as compensation for consulting work in December 2012 required shareholder approval.

The Nasdaq Hearings Panel will consider these matters in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market at a hearing scheduled for March 28, 2013. There can be no assurance given that the Hearings Panel will grant the Company's request for continued listing, and if it does not, the Company's common stock will be moved to another exchange and delisted from The NASDAQ Capital Market. In light of the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: March 26, 2013	By /s/Lorne Roseborough
Lorne Roseborough
President